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                                                                   Exhibit 10.14


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NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY "[*****]" ARE SUBJECT TO A REQUEST
FOR CONFIDENTIAL TREATMENT, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. A COMPLETE, UNREDACTED COPY OF THIS EXHIBIT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY'S CONFIDENTIAL TREATMENT REQUEST.
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                                    AGREEMENT


        This agreement (the "Agreement") is made and entered into as of July 19, 2000 (the "Effective Date") by and among ESS Technology, Inc., ("ESS"), a California corporation with a place of business at 48401 Fremont Blvd., Fremont, CA 94538, Vialta.com Inc., ("Vialta"), a California corporation and subsidiary of ESS, with a place of business at 48401 Fremont Blvd., Fremont, CA 94538 and Komodo Technology, Inc., ("Komodo"), a California corporation located at 170 Knowles Drive, Suite 2, Los Gatos, CA 95032 (Each individually a "Party" and together the "Parties").


                                    RECITALS

        WHEREAS, ESS and Komodo have entered into a certain agreement (the "Old Agreement") effective as of May 6, 1999 (the "Old Effective Date") with the mutual interest of developing a long lasting business relationship that will be mutually profitable and successful;

        WHEREAS, ESS and Komodo wish to have this Agreement supercede and cancel the Old Agreement;

        WHEREAS, ESS is in the business of manufacturing semiconductor chip products, Vialta is in the business of providing Internet solutions, and Komodo is in the business of providing Internet telephony solutions;

        WHEREAS, Vialta wishes to license certain technology from Komodo, and Komodo wishes to purchase certain semiconductor chips from ESS;

        NOW, THEREFORE, in consideration of the obligations set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

        1. OLD AGREEMENT.

                1.1 The Parties hereby agree that this Agreement constitutes the entire understanding and agreement between the Parties, and supercedes and cancels all previous agreements (whether written or oral), including the Old Agreement, concerning the subject matter hereof. This Agreement may not be amended or supplemented except by a written document executed by the Parties.

        2. DEFINITIONS.

                Capitalized terms used in this Agreement shall have the meanings given below:

                2.1 "ESS Base Product(s)" shall mean the product(s) that ESS offers for sale (directly or indirectly) to any of its customers and include the products offered for sale under the identifications ES3880 and ES4208, their functional equivalents, and any future derivatives of such products. ESS Video Family Products, their functional equivalents, and any future derivatives of such ESS Video Family Products shall be considered to be ESS Base Products.

                2.2 "ESS Base Product ES3880" shall mean the ESS Base Product offered for sale by ESS under the identification ES3880.

                2.3 "ESS Product(s)" shall mean the ESS Base Product(s) and the Modified Product(s).

                2.4 "Intellectual Property Rights" shall mean all current and future worldwide patents and other patent rights, trade secrets, copyrights, trademarks, mask work rights, utility models and other intellectual property rights and the related documentation or other tangible expression thereof.

                2.5 "KF200" or "KF200 unit" shall mean the Komodo dial-up product that performs VoIP functions and includes other features as incorporated in this product as of the Old Effective Date and sold by Komodo under the brand name "Komodo Fone 200".

                2.6 "Modified Product(s)" shall mean the version of the ESS Base Product(s) which has been modified by or for Komodo and shall include, without limitation, the Komodo VoIP Product.

                2.7 "Komodo VoIP Product" shall mean the modified version of the ESS Base Product ES3880.

                2.8 [*****]

                2.9 "Net Revenues" shall mean the gross revenues derived from the sale, lease, or other form of commerce in KF200 units, after deduction of normal and customary cash discounts, freight, border taxes and custom duties, sales taxes, and refunds for defective merchandise.

                2.10 "Vialta Products" shall mean the products offered for sale by Vialta under the brand names "ViDVD" and "ViPhone", their functional equivalents, and any future derivatives of such products.

                2.11 "ESS Video Family Products" shall mean the products related to the field of video technology such as VCD and DVD, that ESS offers for sale (directly or indirectly) to any of its customers.

        3. HARDWARE.


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NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY "[*****]" ARE SUBJECT TO A REQUEST
FOR CONFIDENTIAL TREATMENT, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. A COMPLETE, UNREDACTED COPY OF THIS EXHIBIT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY'S CONFIDENTIAL TREATMENT REQUEST.
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                3.1 In consideration for ESS products shipped by ESS and
accepted by Komodo, Komodo hereby agrees to pay ESS [*****]. ESS hereby agrees that the pricing for Modified Product(s) shipped by ESS and accepted by Komodo, shall be the total of: (i) [*****] for the underlying ESS Base Product(s) corresponding with such Modified Product(s), and (ii) the proportional increase in integrated circuit die size. Additionally, Komodo agrees to pay ESS a mutually agreed to, non-recurring one time engineering charge for implementing such modifications to the underlying ESS Base Products; provided, however, such engineering charge shall be the actual cost to ESS for implementing such modifications.

                3.2 ESS hereby grants to Komodo a non-exclusive, royalty free, fully paid up, worldwide right and license to modify, but not make or have made (except as provided under Section 3.3), the ESS Base Products. The Parties acknowledge and agree that any and all Intellectual Property Rights that arise out of such modification of the ESS Base Products (resulting in the Modified Products and any derivatives thereof) by or for Komodo, whether by ESS or a third party, shall be solely owned by Komodo and ESS hereby assigns any and all rights that it might have to such modifications and derivatives to Komodo.

                3.3 ESS hereby agrees to sell to Komodo as many units of the Modified Products as requested by Komodo, such units to be shipped to Komodo within ninety (90) days of the date of the purchase order. In the event that ESS is unwilling to meet Komodo's demand for units of the Modified Products or is otherwise unwilling to provide Komodo with Modified Products, ESS hereby grants to Komodo an exclusive (except as to ESS), royalty free, fully paid up, worldwide right and license to make, have made, use and modify the ESS Base Products into Modified Products, to sell, offer for sale, import, export and distribute Modified Products. In the event that ESS is unable to meet Komodo's demand for units of the Modified Products or is otherwise unable to provide Komodo with Modified Products, ESS hereby grants to Komodo an exclusive (except as to ESS), reasonable royalty, worldwide right and license to make, have made, use and modify the ESS Base Products into Modified Products, to sell, offer for sale, import, export and distribute Modified Products. ESS hereby agrees to provide Komodo with all Intellectual Property Rights related to the ESS Products and copies of the mask works to enable Komodo to fully exercise its rights under this Section 3.3.

                3.4 Notwithstanding anything to the contrary in this Agreement, ESS hereby agrees not to sell the Modified Products to any entity other than Komodo, without the prior written consent of Komodo.

        4. LICENSE GRANT.

                4.1 Subject to the conditions hereinafter set forth, Komodo grants to Vialta a non-exclusive, non-transferable, non-sublicenseable, limited license during the term of this Agreement to incorporate the object code of the KF200 ("Object Code") in the Vialta Products. This license shall only apply to the extent of the Intellectual Property Rights (including any patent applications covering the KF200 filed by or for Komodo within one (1) year after the Old Effective Date) embodied in the Object Code of the KF200 as on the Old Effective Date.

                4.2 Nothing contained in this Agreement shall be construed as granting to Vialta or to ESS any other right or license, either express or implied, under any rights of


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NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY "[*****]" ARE SUBJECT TO A REQUEST
FOR CONFIDENTIAL TREATMENT, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. A COMPLETE, UNREDACTED COPY OF THIS EXHIBIT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY'S CONFIDENTIAL TREATMENT REQUEST.
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Komodo now existing or hereafter obtained or controlled by Komodo except the express rights hereinabove granted.

                4.3 The license granted in Section 4.1 above neither constitutes nor includes a sale, lease, loan, or transfer of the Komodo's Intellectual Property Rights or other proprietary rights in any form.

        5. LICENSING FEES AND PAYMENT.

                5.1 In consideration of the license granted to Vialta under
Section 4, Vialta and ESS jointly agree to pay Komodo a licensing fee of $[*****] (United States Dollars) for each of the first one million uses of the Object Code combined with Vialta Products (1-1,000,000) sold, leased, or otherwise made available to third parties by Vialta. Vialta and ESS further jointly agree to pay Komodo a licensing fee of $[*****] (United States Dollars) for each of the second one million uses of the Object Code combined with Vialta Products (1,000,001-2,000,000) sold, leased, or otherwise made available to third parties by Vialta. In addition, Vialta and ESS jointly agree to pay Komodo a licensing fee of $[*****] (United States Dollars) for each of the third one million uses of the Object Code combined with Vialta Products (2,000,001-3,000,000) sold, leased, or otherwise made available to third parties by Vialta. No further licensing fee will be paid by ESS or Vialta to Komodo for uses of the Object Code combined with Vialta Products that are sold, leased, or otherwise made available to third parties beyond three million. This licensing fee structure will be modified, as necessary, in accordance with [*****].

                5.2 Licensing fees shall accrue to the end of each calendar quarter, and the sum of those licensing fees shall be paid to Komodo within thirty (30) days of the close of the calendar quarter. All such licensing fees shall be free of any applicable taxes, charges, or remittance fees levied by any United States or foreign governmental agencies. Any licensing fees remaining unpaid for more than thirty (30) days from the close of the calendar quarter shall accrue interest at a rate of the lesser of 1.05 percent per month or the highest rate allowed by law.

                5.3 Komodo shall have the right to audit the records of Vialta and ESS to confirm compliance with this Agreement. For example, for each of the first three million uses of the Object Code which are combined with Vialta Products and sold, leased, or otherwise made available to third parties by Vialta, Vialta shall maintain, for a period of three (3) years following the date such units were sold, leased, or otherwise made available to third parties, records as will adequately substantiate such sales, leases or other applicable transactions. Komodo shall have the right, not more than twice per calendar year, to have an independent public accountant, reasonably acceptable to Vialta, examine the records for the sole and exclusive purpose of verifying the accuracy of such records. Komodo may inspect such records at Vialta's business office where such records are kept by giving Vialta ten (10) days advance notice of its intent to inspect such records. Such records shall be deemed Vialta's Confidential Information and such inspection shall be subject to such terms as Vialta may reasonably request. Komodo shall pay all fees and expenses of the auditor for the examination, unless such examination reveals a discrepancy in the records of more than five percent (5%) for the period under examination, wherein such records, show that the licensing fee paid to Komodo as required under this Section 5 was at least five percent (5%) less than that which should have been paid to Komodo

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NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY "[*****]" ARE SUBJECT TO A REQUEST
FOR CONFIDENTIAL TREATMENT, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. A COMPLETE, UNREDACTED COPY OF THIS EXHIBIT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY'S CONFIDENTIAL TREATMENT REQUEST.
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

for the period under examination, in which case all reasonable fees and expenses for such examination shall be borne solely by Vialta. Within thirty (30) days of completion of such audit, Vialta shall pay to Komodo any underpayment discovered by the audit, together with interest accruing on the amount of the underpayment from the date such underpaid amounts were due to Komodo at the rate of the lesser of 1.05% per month or the highest rate allowed by law.

        6. NON-COMPETE CLAUSE.

                6.1 ESS and Komodo agree to cooperate and mutually engage in solving any engineering and product issues concerning Internet telephony products that Komodo generally makes commercially available and which use ESS Products. In accordance with such cooperative efforts, ESS agrees not to [*****].

                6.2 ESS agrees to manufacture, sell, and distribute the Modified Products ONLY to Komodo, since such Modified Products incorporate certain Komodo Intellectual Property Rights. ESS further agrees to hold in confidence as a fiduciary any modifications made to ESS Base Product(s) in the development of the Modified Product(s) and to take all necessary precautions to protect all of Komodo's Intellectual Property Rights regarding such modifications.

                6.3 This non-compete clause under Section 6 extends to any and all efforts made by ESS' internal engineering, research, or development groups related to standalone Internet telephony for four (4) years from the Old Effective Date.

        7. TERM OF AGREEMENT.

                7.1 The term of this Agreement is for five (5) years from the Old Effective Date ("Initial Term"), unless earlier terminated as provided in this Agreement. Thereafter, this Agreement shall renew automatically on its anniversary date for successive one (1) year terms ("Renewal Terms") unless ESS or Vialta receive written notice from Komodo at least thirty (30) days prior to the end of the Initial Term or any Renewal Term of Komodo's intent not to renew.

        8. TERMINATION.

                8.1 Termination for Cause. If any material breach of the Agreement by a Party continues after receipt of thirty (30) days written notice of said breach from any other Party, the non-breaching Party may: (a) continue this Agreement in full force and effect and seek any damages arising under this Agreement, or (b) terminate this Agreement on written notice to the breaching Party.

                8.2 Obligations on Termination or Expiration. Upon cancellation, termination, or expiration of this Agreement, each Party shall destroy or return to the other Parties any of the other Party's respective proprietary information in such Party's possession. Upon any Party's request, the other Parties shall warrant, in writing to the requesting Party, its return or destruction of the other's proprietary information within thirty (30) days of cancellation, termination, or expiration.

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NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY "[*****]" ARE SUBJECT TO A REQUEST
FOR CONFIDENTIAL TREATMENT, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. A COMPLETE, UNREDACTED COPY OF THIS EXHIBIT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY'S CONFIDENTIAL TREATMENT REQUEST.
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

        9. WARRANTY.

                9.1 ESS hereby represents and warrants to Komodo as follows:

                        (a) all materials and services provided hereunder including, without limitation, the ESS Base Product(s), are either owned or properly licensed by ESS or are in the public domain and the use thereof by Komodo, its representatives, resellers or end users does not and will not infringe any proprietary right of any third party.

                        (b) ESS has the full power to enter in this Agreement, to carry out its obligations under this Agreement, and to grant the rights and licenses granted under this Agreement.

                        (c) the ESS Product(s) will (i) perform in accordance with the applicable published or mutually agreed upon specifications and related documentation provided by ESS (and will achieve any function described therein); and (ii) be free from defects in materials, workmanship or design. ESS will promptly correct or replace (at its option) any defective ESS Product(s).

                9.2 Vialta hereby represents and warrants to Komodo as follows:

                        (a) Vialta has the full power to enter into this Agreement and to carry out its obligations under this Agreement.

                9.3 Komodo hereby represents and warrants to ESS and Vialta as follows:

                        (a) Komodo has the full power to enter into this Agreement and to carry out its obligations under this Agreement.

                9.4 EXCEPT AS EXPRESSLY STATED IN THIS SECTION 9, THE PARTIES DO NOT MAKE ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

                9.5 EXCEPT FOR THE PARTIES RESPECTIVE OBLIGATIONS IN SECTIONS 10 AND 11 HEREIN, IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANY OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, LOSS OF BUSINESS OR ANY OTHER PROVISION OF THIS AGREEMENT REGARDLESS OF WHETHER SUCH LIABILITY SOUNDS IN CONTRACT, NEGLIGENCE, TORT OR ANY OTHER THEORY OF LIABILITY.

        10. INDEMNIFICATION.

                10.1 ESS hereby agrees to defend, indemnify and hold harmless Komodo, its directors, officers, employees and agents against any and all liability, penalties, damages, costs, judgments, attorney's fees or any other expenses resulting from a claim of infringement by any



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

ESS Base Product(s) of any third party's patent, copyright, trademark, trade secret or other intellectual property right.

        11. CONFIDENTIALITY.

                11.1 Confidentiality Obligations. Either Party (the "Disclosing Party") may from time to time disclose Confidential Information to the other party (the "Recipient'). "Confidential Information" is all nonpublic information concerning the business, technology, internal structure and strategies of the Disclosing Party which is conveyed to the Recipient orally or in tangible form and is either marked as "confidential" or which is identified as "confidential" prior to disclosure. During the Term of this Agreement and for a period of four
(4) years thereafter, Recipient will keep in confidence and trust and will not disclose or disseminate, or permit any employee, agent or other person working under Recipient's direction to disclose or disseminate, the existence, source, content or substance of any Confidential Information to any other person. Recipient will employ at least the same methods and degree of care, but no less than a reasonable degree of care, to prevent disclosure of the Confidential Information as Recipient employs with respect to its own confidential patent data, trade secrets and other proprietary information. Recipient's employees and independent contractors will be given access to the Confidential Information only on a need-to-know basis, and only if they have executed a form of non-disclosure agreement with Recipient which imposes a duty to maintain the confidentiality of information identified or described as confidential by Recipient and after Recipient has expressly informed them of the confidential nature of the Confidential Information. Recipient will not copy or load any of the Confidential Information onto any computing device or store the Confidential Information electronically except in circumstances in which Recipient has taken all reasonable precautions to prevent access to the information stored on such device or electronic storage facility by anyone other than the persons entitled to receive the Confidential Information hereunder.

                11.2 Permitted Disclosures. The commitments in this Section 11 will not impose any obligations on Recipient with respect to any portion of the received information which: (i) is now generally known or available or which, hereafter through no act or failure to act on the part of Recipient, becomes generally known or available; (ii) is rightfully known to Recipient at the time of receiving such information; (iii) is furnished to Recipient by a third party without restriction on disclosure and without Recipient having actual notice or reason to know that the third party lacks authority to so furnish the information; (iv) is independently developed by Recipient; or (v) is required to be disclosed by operation of law or by an instrumentality of the government, including but not limited to any court, tribunal or administrative agency, provided that if Recipient is required to make any such disclosure, to the extent it may legally do so, Recipient will give reasonable advance notice to the Disclosing Party of such disclosure and will use diligent efforts to secure confidential treatment of such Confidential Information prior to and after the disclosure.

        12. GENERAL.

                12.1 Assignment. Neither this Agreement nor any rights or obligations of any Party hereunder may be assigned by any Party in whole or in part without the prior written approval of the non-assigning Parties. Notwithstanding the foregoing, any Party shall have the



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right to assign or otherwise transfer this Agreement to a successor party without such approval in the event of (a) a sale, transfer, or other disposition of all or substantially all of the assets of such Party; or (b) a change in the persons or entities who control equity securities or voting interest of such Party. Each and all of the covenants, terms and conditions contained within this Agreement shall be binding upon the Party's permitted successors and assigns.

                12.2 Choice of Law and Forum. This Agreement shall be governed by the laws of the State of California and the United States. Except for actions brought by third parties, any action arising out of this agreement must be brought in either the Superior Court of the State of California in Santa Clara County or the United States District Court for the Northern District of California which courts shall have exclusive jurisdiction over disputes arising out of this Agreement. ESS and Vialta consent to the personal jurisdiction of the above courts.

                12.3 Severability. If any provisions or part of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions or parts hereof shall remain in effect and shall bind the Parties hereto.

                12.4 Force Majeure. No Party shall be liable for any failure or delay in performance of its obligations (except for payment obligations) under this Agreement on account of fires, labor disputes or shortages, embargoes, delays or failures of subcontractors, sabotage, riots, delays by carrier, floods, hurricanes, earthquakes, acts of God, or any other cause which could not reasonably be expected or avoided and was not brought about by such affected Party. The affected Party's performance of the obligations shall be suspended during the continuance of any inability to caused; but such inability shall, as far as possible, be remedied within a reasonable period of time.

                12.5 Survivability. Sections 1, 2, 3.2, 3.3, 3.4, 4.2, 4.3, 5.2,
5.3, 6, 8.2, 9, 10, 11 and 12, as well as any payment obligations that existed under this Agreement at the time of such termination, shall survive the termination of this Agreement and shall remain binding on all Parties.

                12.6 Notices. All notices, requests and other communications under this Agreement shall be in writing and be delivered in person, or sent by certified mail, return receipt requested, overnight courier service to the addresses of the respective Parties as set forth in this Agreement, or to such other addresses or numbers as may be stipulated in writing by the Parties. Unless otherwise provided, notice will be effective on the date it is officially recorded as delivered by return receipt or equivalent.

                12.7 Relationship of the Parties. This Agreement does not and shall not be deemed to constitute a partnership or joint venture between ESS and Komodo, or Vialta and Komodo, and neither ESS or Vialta, nor any of their respective directors, officers, employees or agents shall, by virtue of the performance of their obligations under this Agreement, be deemed to be an agent or employee of Komodo.

                12.8 Headings. The section headings used in this Agreement are for convenience of reference only and shall not affect the meaning of the terms and provisions of this Agreement.



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

                12.9 Costs, Expenses, and Attorneys' Fees. If either ESS or Vialta commences any action or proceeding against Komodo, or if Komodo commences any action or proceeding against ESS or Vialta, to enforce or interpret this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the losing party the actual costs, expenses and attorneys' fees (including all related costs and expenses), incurred by such prevailing party in connection with such action or proceeding and in connection with obtaining and enforcing any judgment or order thereby obtained.

                12.10 Remedies. No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy now or hereafter existing in law, equity or pursuant to this Agreement.

                12.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                             SIGNATURE PAGE FOLLOWS




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AGREED AND ACCEPTED BY:


ESS TECHNOLOGY, INC.                    KOMODO TECHNOLOGY, INC.



/s/ ROBERT BLAIR                        /s/ JAN FANDRIANTO
----------------------------------      ----------------------------------------
Print: Robert Blair                     Print: Jan Fandrianto
Title: CEO & President                  Title: CEO & President





VIALTA.COM, INC.



/s/ FRED S. L. CHAN
----------------------------------
Print: Fred Chan
Title: CEO & President




                           SIGNATURE PAGE TO AGREEMENT




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